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                                                                    EXHIBIT 99.3

                       LEAP WIRELESS INTERNATIONAL, INC.

                            OFFER TO EXCHANGE THEIR
   12 1/2% SENIOR NOTES DUE 2010 AND 14 1/2% SENIOR DISCOUNT NOTES DUE 2010,
                           WHICH HAVE BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                            FOR ANY AND ALL OF THEIR
                 OUTSTANDING 12 1/2% SENIOR NOTES DUE 2010 AND
               OUTSTANDING 14 1/2% SENIOR DISCOUNT NOTES DUE 2010

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     Enclosed for your consideration is a Prospectus dated
                     , 2000 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Leap Wireless International, Inc., a Delaware corporation (the "Issuer"), to exchange up to $225,000,000 in aggregate principal amount of their 12 1/2% Senior Notes due 2010 and up to $668,000,000 in aggregate principal amount at maturity of their Senior Discount Notes due 2010 (together, the "Exchange Notes") for up to $225,000,000 in aggregate principal amount of their outstanding 12 1/2% Senior Notes due 2010 and up to $668,000,000 in aggregate principal amount at maturity of their outstanding 14 1/2% Senior Discount Notes due 2010 (together, the "Notes") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended.

     We are asking you to contact your clients for whom you hold Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Notes registered in their old name. The Issuer will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuer for customary mailing and handling expenses incurred by you for forwarding any of the enclosed materials to your clients. The Issuer will pay all transfer taxes, if any, applicable to the tender of Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

     Enclosed are copies of the following documents:

     1. the Prospectus;

     2. a Letter of Transmittal for your use in connection with the exchange of Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Notes);

     3. a form of letter that may be sent to your clients for whose accounts you hold Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

     4. a Notice of Guaranteed Delivery;

     5. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. a return envelope addressed to State Street Bank and Trust Company.
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     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M. NEW YORK CITY TIME ON              , 2000, UNLESS EXTENDED (THE "EXPIRATION
DATE"). NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

     To tender Notes, certificates for Notes or a Book-Entry Confirmation (as defined in the Letter of Transmittal), a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by delivery of a Notice of Guaranteed Delivery by an Eligible Institution (as defined in the Letter of Transmittal).

     Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address or telephone number set forth in the Prospectus.

                                         Very truly yours,

                                         Leap Wireless International, Inc.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.